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                                      RESTATED
                                       BY-LAWS
                                          of
                          HUTCHINSON TECHNOLOGY INCORPORATED

                                     SHAREHOLDERS



         SECTION 1.01 PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board (the "Board") or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

         SECTION 1.02 REGULAR MEETING. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board or the Chief Executive Officer; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

         SECTION 1.03 SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by shareholders holding 25 percent or more of the voting power of all shares of the Corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

         SECTION 1.04 MEETINGS HELD UPON SHAREHOLDER DEMAND. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held

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as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

         SECTION 1.05 ADJOURNMENTS. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the adjourned meeting is to be held not more than 120 days after the date fixed for the original meeting and the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

         SECTION 1.06 NOTICE OF MEETINGS. Unless otherwise required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section
1.05 or as otherwise permitted by law. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

         SECTION 1.07 WAIVER OF NOTICE. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         SECTION 1.08 QUORUM; ACTS OF SHAREHOLDERS. The holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.

         SECTION 1.09 VOTING RIGHTS. Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder

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chooses.  If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

         Subdivision 2. The Board of Directors or, if permitted by law, the Chief Executive Officer may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

         SECTION 1.10 PROXIES. Subdivision 1. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective or by otherwise appointing a proxy as permitted by law. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission, provided that the Corporation has no reason to believe that the telegram, cablegram or other electronic transmission was not authorized by the shareholder, or as otherwise permitted by law. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

         Subdivision 2. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

         SECTION 1.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

                                      DIRECTORS

         SECTION 2.01 NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of not less than three nor more than nine directors. Directors shall be natural persons. The shareholders at each regular meeting shall determine the number of directors to constitute the Board for the ensuing year, provided that thereafter the authorized number of directors may be increased by the shareholders or the Board and decreased by the shareholders. Directors need not be shareholders.

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         SECTION 2.02   TERM.  At each regular meeting the shareholders shall
elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting. Each director shall be elected to hold office for one year and until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

         SECTION 2.03 VACANCIES. Vacancies on the Board resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

         SECTION 2.04 REMOVAL OF DIRECTORS. The entire Board or any individual director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. A director appointed by the Board to fill a vacancy may be removed by the affirmative vote of a majority of the remaining directors present if the shareholders have not elected directors in the interval between such appointment and the time of removal. New directors may be elected at the same meeting at which the director or directors are removed.

         SECTION 2.05 PLACE OF MEETINGS. Each meeting of the Board shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board, by the Chairman of the Board or by the Chief Executive Officer. A meeting may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.

         SECTION 2.06 REGULAR MEETINGS. Regular meetings of the Board for the transaction of any business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

         SECTION 2.07 SPECIAL MEETINGS. A special meeting of the Board may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

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         SECTION 2.08   WAIVER OF NOTICE; PREVIOUSLY SCHEDULED MEETINGS.

         Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

         Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required, notwithstanding Sections 2.05 or 2.07 hereof. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

         SECTION 2.09 QUORUM. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

         SECTION 2.10 ACTS OF BOARD. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of the greater of (a) a majority of the directors present at a duly held meeting at the time the action is taken or (b) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting.

         SECTION 2.11 PARTICIPATION BY ELECTRONIC COMMUNICATIONS. A director may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

         SECTION 2.12 ABSENT DIRECTORS. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the

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proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         SECTION 2.13 ACTION WITHOUT A MEETING. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. If the Articles of Incorporation so provide, any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

         SECTION 2.14 COMMITTEES. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in
Section 2.14 or otherwise provided by law.

         Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

         Subdivision 3. Section 2.05 and Sections 2.07 to 2.13 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

         Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

         SECTION 2.15 SPECIAL LITIGATION COMMITTEE. Pursuant to the procedure set forth in Section 2.14, the Board may establish a committee composed of one or more independent directors or other independent persons to determine whether it is in the best interests of the Corporation to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued. The committee, once established, is not subject to the direction or control of, or (unless required by law) termination by, the Board. To the extent permitted by law, a vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders to the extent permitted by law. The committee terminates when it issues a written report of its determinations to the Board.

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         SECTION 2.16   COMPENSATION.  The Board may fix the compensation, if
any, of directors.

                                       OFFICERS

         SECTION 3.01 NUMBER AND DESIGNATION. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

         SECTION 3.02 CHAIRMAN OF THE BOARD. Unless provided otherwise by a resolution adopted by the Board, the Chairman of the Board (a) shall, when present, preside at all meetings of the Board, (b) may maintain records of and certify proceedings of the Board, and (c) shall perform such other duties as may from time to time be assigned by the Board.

         SECTION 3.03 CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

         SECTION 3.04 CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and
(f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

         SECTION 3.05 PRESIDENT, VICE PRESIDENTS. The President, if any, and each Vice President, if any, designated by the Board shall perform such functions as are

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specified by the Board in designating such President or Vice President or which are assigned or delegated to such officer or officers by the Chief Executive Officer. Any one or more of the Vice Presidents may be designated by the Board as Executive Vice Presidents or Senior Vice Presidents.

         During the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be assumed by the Chief Executive Officer, if any; in the event of the Chief Executive Officer's absence or disability, the duties of the Chief Executive Officer shall be assumed by the President, if any, or in the event of the President's absence or disability (or if there is no President) by the highest ranking Executive Vice President, or in the absence of any such Vice President, the highest ranking Senior Vice President or other Vice President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

         SECTION 3.06 SECRETARY. The Secretary, unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

         SECTION 3.07 TREASURER. During the absence or disability of the Chief Financial Officer, duties of the Chief Financial Officer shall be assumed by the Treasurer of the Corporation, except to the extent otherwise assigned by the Board. The Treasurer shall perform such other duties as may from time to time be assigned by the Board.

         SECTION 3.08 AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

         SECTION 3.09 TERM. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

         Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

         Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

         Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

         SECTION 3.10 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board or by the Chief Executive Officer if authorized by the Board.

                                   INDEMNIFICATION

         SECTION 4.01 INDEMNIFICATION. The Corporation shall indemnify its officers and directors and other persons entitled to mandatory indemnification under Minnesota Statutes, Section 302A.521, as amended from time to time, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

         SECTION 4.02 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                        SHARES

         SECTION 5.01 CERTIFICATED AND UNCERTIFICATED SHARES. Subdivision 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

         Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the

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Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

         Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

         Subdivision 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

         SECTION 5.02 DECLARATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. The Board shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

         SECTION 5.03 TRANSFER OF SHARES. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

         SECTION 5.04 RECORD DATE. The Board may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

                                    MISCELLANEOUS

         SECTION 6.01 EXECUTION OF INSTRUMENTS. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board.

         Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

         SECTION 6.02 ADVANCES. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

         SECTION 6.03 EXPENSES AND UNREASONABLE COMPENSATION. In the event any expenses authorized to be reimbursed to an officer by this Corporation shall be disallowed as a deduction to this Corporation, such expenses shall be deemed to be additional compensation to such officers for the period in which received; provided further that in the event the treatment of such expenses as additional compensation, or any other payments of salaries, bonuses, medical reimbursements or other benefits paid to an officer of the Corporation shall be deemed unreasonable compensation and disallowed as a deduction to this Corporation, then such officer shall be obligated to immediately repay to the Corporation the full amount of any such disallowance and the Board of Directors shall take whatever action as, in the opinion of counsel to the Corporation, may be deemed necessary to collect such disallowance.

         SECTION 6.04 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first Monday after the last Sunday in September and end on the last Sunday in September.

         SECTION 6.05 AMENDMENTS. The Board shall have the power to adopt, amend or repeal the By-Laws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a By-Law that increases the number of directors.